                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             Registration Statement Under the Securities Act of 1933

                             U.S. TRUST CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

            New York                                        13-3818952
 -------------------------------                        --------------------
 (State or other jurisdiction of                        (I. R. S. Employer
   incorporation or organization)                        Identification No.)

                 114 West 47th Street, New York, New York 10036
                                 (212) 852-1000
                 ----------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Maureen Scannell Bateman, Esq.
                    Senior Vice President and General Counsel
                             U.S. Trust Corporation
                              114 West 47th Street
                            New York, New York 10036
                                 (212) 852-1000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box.[   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

                         CALCULATION OF REGISTRATION FEE

                                              Proposed        Proposed
     Title of                                Maximum          Maximum
  Each Class of            Amount             Offering        Aggregate        Amount of
  Securities to             to be              Price          Offering        Registration
  be Registered           Registered          Per Unit          Price             Fee
--------------------   ----------------   ---------------    -------------    -------------

Common Shares,
Par value $1
Per Share               192,378 shares      $70.50 (1)       $13,562,649.00     $4,109.89

Rights to Purchase
Series A
Participating
Cumulative
Preferred Shares        192,378 rights      -      (2)       -                 -

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices ($71.375 and $69.625) of a Common Share on November 18, 1996 as quoted on the Nasdaq National Market System.

(2) The Rights to Purchase Series A Participating Cumulative Preferred Shares (the "Rights") are presently attached to and transferable only with the Common Shares of the registrant. The value, if any, attributable to the Rights to be offered hereby is included in the proposed maximum offering price of the Common Shares to be offered hereby.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BY NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATED NOVEMBER 22, 1996.

                                   PROSPECTUS

                             U.S. TRUST CORPORATION

                              192,378 COMMON SHARES

         This Prospectus relates to an offering by certain persons (the "Selling Shareholders") of up to 192,378 Common Shares, par value $1 per share (the "Shares") of U.S. Trust Corporation, a New York corporation (the "Corporation"). The Corporation will not receive any part of the proceeds from the sale of the Shares by the Selling Shareholders. This Prospectus also relates to up to 192,378 Rights to Purchase Series A Participating Cumulative Preferred Shares of the Corporation which are attached to and transferable only with the Shares. See "The Offering" and "Description of Rights."

         The Common Shares of the Corporation are traded in the Nasdaq National Market System. On November 18, 1996, the closing price of a Common Share was $71.375.

         The Selling Shareholders may sell the Shares from time to time in ordinary brokers' transactions or otherwise, at then current market prices or at negotiated prices. The Selling Shareholders may pay commissions to designated broker-dealers for assisting in the placement of the Shares; any such commissions will be subject to negotiation. Any such broker or dealer may be deemed to be an underwriter and any such commissions received by any such broker or dealer in connection with such sales and any profits received by any such broker or dealer on the resale of any Shares acquired as principal may be deemed to be underwriting compensation. See "The Offering".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;

               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1996.

                                TABLE OF CONTENTS

                                                    Page
                                                    ----
Available Information                                  2

Incorporation of Certain Documents by Reference        3

The Corporation and the Trust Company                  4

The Offering                                           4

Description of the Rights                              6

Legal Matters                                          7

Experts                                                7

                              AVAILABLE INFORMATION

         A Registration Statement on Form S-3 relating to the Shares offered hereby (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York, and Suite 1400, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants such as the Corporation that file electronically with the Commission. The address of such site is http://www.sec.gov.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this
Prospectus:

(a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No.0-20469);

(b) The Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

(c) The description of the Common Shares contained in the Corporation's Registration Statement on Form 10 dated February 9, 1995, for the registration of the Common Shares pursuant to Section 12(g) of the Exchange Act, and any amendments or reports hereafter filed for the purpose of updating such description; and

(d) The description of the Rights contained in the Corporation's Registration Statement on Form 8-A filed September 5, 1995 for the registration of the Rights pursuant to Section 12(g) of the Exchange Act, and any amendments or reports hereafter filed for the purpose of updating such description.

         In addition, all reports and documents filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Written requests should be sent to:
Corporate Communications Department, U.S. Trust Corporation, 114 West 47th Street, New York, New York 10036. Telephone requests may be directed to:
Corporate Communications Department, at 212-852-1000.

                      THE CORPORATION AND THE TRUST COMPANY

         The Corporation, a New York corporation, is a bank holding company subject to the federal Bank Holding Company Act of 1956, as amended. The Corporation's principal executive office is located at 114 West 47th Street, New York, New York 10036 (telephone 212-852-1000).

         The Corporation's principal subsidiary is United States Trust Company of New York (the "Trust Company"), a state chartered bank and trust company. The Trust Company provides trust and banking services to individuals and institutions both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency, and personal and institutional banking. The Trust Company is a member bank of the Federal Reserve System and an insured bank of the Federal Deposit Insurance Corporation and is one of twelve members of the New York Clearing House Association.

         The Corporation's other banking subsidiaries are located in California, Florida and Texas. Limited-purpose trust company subsidiaries of the Corporation are located in New Jersey, Connecticut and Oregon.

                                  THE OFFERING

         The Shares may be sold from time to time by the Selling Shareholders. Three of the Selling Shareholders were the sole shareholders of Lilienthal Associates ("Lilienthal"), a California corporation, and the other Selling Shareholder is Florence Fearrington, Inc., ("Fearrington"), a New York corporation.


        Upon the closing of a merger agreement between Lilienthal, U.S. Trust Company of California, N.A., a national banking organization and a wholly owned subsidiary of the Corporation ("California"), and UST-LA, Inc., a California corporation and a wholly owned subsidiary of California, Lilienthal was merged with UST-LA, Inc., and the separate corporate existence of UST-LA, Inc., thereupon ceased. Lilienthal was the surviving corporation in the merger and became a wholly owned subsidiary of California. Upon the closing of this merger, the Selling Shareholders who were shareholders of Lilienthal received their Shares in exchange for their Lilienthal shares.


        Upon the closing of an asset purchase agreement between Fearrington and the Trust Company, Fearrington received its Shares in exchange for substantially all the assets and assumption of substantially all the liabilities of Fearrington.

         The following is a list of the Selling Shareholders (and the position held by the Selling Shareholders who were shareholders of Lilienthal) and the number of Shares and related Rights received by each in accordance with the foregoing, all of which Shares and Rights are offered hereby:

                                                                                    Number of
                                                                                    Shares (and
                                                                                  related Rights)
                                                                                 ------------------
Selling Shareholders                Position with Lilienthal
--------------------                -------------------------
John G. Lilienthal                  President                                               32,360
Bruce J. McGregor                   Vice President                                          18,877
Randall B. Matthews                 Secretary/Treasurer                                      2,696
                                                                                 ------------------
                                                                                            53,933
                                                                                 ------------------

Florence Fearrington, Inc.               ---                                               138,445
                                                                                 ------------------
                                                                                           192,378
                                                                                 ==================

Subsequent to the closing of the merger agreement between Lilienthal and U.S. Trust Company of California, N.A., John G. Lilienthal and Bruce J. McGregor retained their above listed positions with Lilienthal and each became Vice Presidents of California.

         At the date of this Prospectus, to the Corporation's best knowledge, no Selling Shareholder owns any securities of the Corporation other than the Shares.

         The Selling Shareholders have not advised the Corporation of any specific plans for the distribution of the Shares. The Shares may be sold from time to time directly by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest, by means of (a) block trades, in which a broker or dealer will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) ordinary brokers' transactions on the Nasdaq System or on the floors of any securities exchanges on which the Common Shares may be admitted to trading, (d) "exchange distributions" and "special offerings" of Shares pursuant to and in accordance with the rules of such exchanges, and (e) a combination of any such methods of sale, in each case on the Nasdaq System or otherwise in the over-the-counter market, on any securities exchanges on which the Common Shares may be admitted to trading, through negotiated transactions, or otherwise, at market prices prevailing at the time of resale or at prices otherwise negotiated. In addition, any Shares which qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders may also from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agents.

         The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of Shares offered hereby may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Corporation's being notified by a Selling Shareholder that any material arrangement has been entered into for the sale of Shares through a block trade, special offering, exchange distribution or underwritten offering, a supplement to this Prospectus will be distributed herewith, if required, which will set forth the aggregate amount of Shares being sold and the terms of such sale.

         The Selling Shareholders will pay the commissions and discounts of underwriters, dealers or agents, if any, incurred in connection with the sale of the Shares. The Corporation is paying all expenses associated with the Registration Statement. The Corporation, on the one hand, and the Selling Shareholders, on the other hand, have agreed to indemnify each other against certain liabilities in connection with the Registration Statement of which this Prospectus is a part, including liabilities under the Securities Act.

         The Corporation will not realize any proceeds from the sale of the Shares by the Selling Shareholders.

                            DESCRIPTION OF THE RIGHTS

         On August 29, 1995, the Board of Directors of the Corporation declared a dividend of one Right for each outstanding Common Share. This distribution was made to the holders of record of Common Shares outstanding on September 1, 1995, and is being made with respect to each Common Share issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable, will entitle the registered holder to purchase from the Corporation one one-hundredth (1/100th) of a Series A Participating Cumulative Preferred Share of the Corporation (a "Preferred Share") at a price of $150, subject to adjustment in certain events. Until the Distribution Date, the Rights (i) will not be exercisable, (ii) will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, and (iii) will be transferable with and only with Common Shares, and one Right will be associated with each Common Share, subject to adjustment in certain events. The Rights will expire on September 1, 2005, unless earlier redeemed by the Corporation.

         The "Distribution Date" is defined as the date of the earlier to occur of (i) a Triggering Event, which shall occur if any person (other than the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies) or group (including any affiliate or associate of such person or group) shall acquire, or obtain the rights to acquire, beneficial ownership of 20% or more of the Common Shares then outstanding and (ii) with respect to the potential acquisition by any person (other than the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies) of beneficial ownership of 25% or more of the outstanding Common Shares, the tenth day after the date of the earlier to occur of (a) notice of approval under the Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841 et seq.), (b) notice of nondisapproval under the Change in Bank Control Act (12 U.S.C. Section 1817 (j)), or (c) the expiration, without a notice of disapproval having been issued, of the prior notification period under the Change in Bank Control Act with respect to a notification thereunder.

         The Rights may have certain anti-takeover effects. A description of the Rights and the Preferred Shares is set forth in the Corporation's Registration Statement on Form 8-A dated September 5, 1995, for the registration of the Rights pursuant to Section 12(g) of the Exchange Act, which Registration Statement is incorporated herein by reference.

                                  LEGAL MATTERS

         The validity of the Shares and Rights offered hereby has been passed upon for the Corporation by Ronald A. Schwartz, Esq., Vice President and Assistant General Counsel of the Corporation.

                                     EXPERTS

         The consolidated statements of condition as of December 31, 1995 and 1994 and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, of the Corporation, incorporated by reference in this Prospectus from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated herein in reliance on the report thereon of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting compensation, if any, are as follows:

          Registration Fee                          $   4,110

          Accounting Fees and Expenses                  5,000

          Legal Fees and Expenses                      25,000

          Miscellaneous Fees and Expenses               4,000
                                                    ---------
          Total                                     $  38,110
                                                    =========

All of such expenses will be paid by the Registrant.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article V of the By-Laws of the Registrant provides as follows:

      "The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether or not by or in the right of the Corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (a) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled,
      (b) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Corporation has consented to such settlement or other disposition and (c) the Corporation shall not be obligated to indemnify any person by reason of the adoption of this Article V if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Article V.

      "Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the Corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

      "Notwithstanding any other provision hereof, no repeal of this Article V, or amendment hereof or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such repeal or amendment or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

      "The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the Corporation's failure to do so shall not in any manner affect or limit the rights provided for by this Article V or otherwise.

      "For purposes of this Article V, the term 'Corporation' shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions. For purposes of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

      "The rights granted pursuant to or provided by the foregoing provisions of this Article V shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any person may otherwise be entitled under any statute, rule, regulation, certificate of incorporation, bylaw, agreement or otherwise."

         The Registrant, as a New York corporation, is subject to the New York Business Corporation Law (the "B.C.L"). Section 721 of the B.C.L provides that no indemnification may be made to or on behalf of any director or officer of a corporation if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Article V of the Registrant's By-Laws includes the foregoing statutory language.

         The rights granted under Article V of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to their actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

         A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage to which they were not legally entitled (B.C.L. Section 726). The Registrant has purchased insurance covering expenditures by it and its subsidiaries which might arise in connection with the lawful indemnification of directors and officers for certain liabilities and expenses, and insurance insuring directors and officers of the Registrant and its subsidiaries against certain other liabilities and expenses.

ITEM 16.          EXHIBITS.

See Exhibit Index immediately following the signature pages below.

ITEM 17.          UNDERTAKINGS.

The undersigned Registrant hereby undertakes as follows:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement as effective;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination date of the offering.

4. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 22, 1996.

                                                U. S. TRUST CORPORATION

                                                By: Richard E. Brinkmann
                                                    ----------------------------
                                                    Richard E. Brinkmann
                                                    Comptroller and Chief
                                                    Planning Officer

                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby constitutes H. Marshall Schwarz, Jeffrey S. Maurer and Richard E. Brinkmann, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file with the Securities and Exchange Commission, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 22, 1996, by the following persons in the capacities indicated.

           Signature                                          Title
           ---------                                          -----

   H. Marshall Schwarz                                 Chairman of the Board
 -------------------------------                      and Director (Principal
   H. Marshall Schwarz                                  Executive Officer)


   John L. Kirby                                       Treasurer and Chief
--------------------------------                         Financial Officer
   John L. Kirby


   Richard E. Brinkmann                                Comptroller and Chief
--------------------------------                         Planning Officer
   Richard E. Brinkmann


                                                             Director
--------------------------------
   Eleanor Baum


   Samuel C. Butler                                          Director
--------------------------------
   Samuel C. Butler


                                                             Director
--------------------------------
   Peter O. Crisp


   Daniel P. Davison                                         Director
--------------------------------
   Daniel P. Davison

           Signature                                          Title
           ---------                                          -----

   Paul W. Douglas                                           Director
--------------------------------
   Paul W. Douglas


                                                             Director
--------------------------------
   Antonia M. Grumbach


                                                             Director
--------------------------------
   Frederic C. Hamilton


                                                             Director
--------------------------------
   Peter L. Malkin


   Jeffrey S. Maurer                               President, Chief Operating
--------------------------------                      Officer and Director
   Jeffrey S. Maurer


   Philippe de Montebello                                   Director
--------------------------------
   Philippe de Montebello


                                                            Director
--------------------------------
   Orson D. Munn

        Signature                                             Title
        ---------                                             -----

   Philip L. Smith                                          Director
--------------------------------
   Philip L. Smith


   John Hoyt Stookey                                        Director
--------------------------------
   John Hoyt Stookey


   Frederick B. Taylor                                  Vice Chairman of the
--------------------------------                 Board, Chief Investment Officer
   Frederick B. Taylor                                      Director


                                                            Director
--------------------------------
   Richard F. Tucker


   Carroll L. Wainwright, Jr.                               Director
--------------------------------
   Carroll L. Wainwright, Jr.


   Robert N. Wilson                                         Director
--------------------------------
   Robert N. Wilson


                                                            Director
--------------------------------
   Ruth A. Wooden

                                  EXHIBIT INDEX

    2.1 Merger Agreement dated October 11, 1996 between Lilienthal Associates, U.S. Trust Company of California, N.A., UST-LA, Inc., and John
    G. Lilienthal, Bruce J. McGregor, and Randall B. Matthews.

    2.2 Asset Purchase Agreement dated November 14, 1996 between Florence Fearrington, Inc., United States Trust Company of New York and Florence Fearrington.

    4.1 Rights Agreement dated as of September 1, 1995, between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed on September 5, 1995 as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (the "Form 8-A") for the registration under Section 12(g) of the Exchange Act of Rights to Purchase the Registrant's Series A Participating Cumulative Preferred Shares. (*)

    4.2 Form of Right Certificate (attached as Exhibit A to the Rights Agreement listed at Exhibit 4.1 hereto). (*)

    4.3 Description of the preferences, limitations and relative rights of the Registrant's Series A Participating Cumulative Preferred Shares, as set forth in Article Fourth, Section 6 of the Registrant's Restated Certificate of Incorporation, filed as Exhibit 3 to the Form 8-A. (*)

    5             Opinion and consent of Ronald A. Schwartz, Esq.

    23.1          Consent of Coopers & Lybrand L.L.P.

    23.2          Consent of Ronald A. Schwartz, Esq. (included in Exhibit 5).

    24            Powers of Attorney (included in signature pages of this
    Registration Statement)

(*) Incorporated herein by reference.